UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2007
InterMune, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29801	94-3296648
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Blvd., Brisbane, California		94005
(Address of principal executive offices)		(Zip Code)
(415) 466-2200
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 1.1
EXHIBIT 99.1

Item 8.01 Other Events.
     On September 20, 2007, InterMune, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., Deutsche Bank Securities Inc. and CIBC World Markets Corp. (collectively, the “Underwriters”) relating to the public offering, issuance and sale (the “Offering”) of 3,500,000 shares of the Company’s common stock, par value $0.001 per share. Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase such shares of common stock from the Company at a price of $18.33 per share, which will result in $64.2 million of proceeds to the Company before deducting offering expenses. The shares of common stock will be listed on the Nasdaq Global Market. The Company also granted the Underwriters a 30-day option to purchase up to an additional 525,000 shares of common stock. All of the shares in the Offering are being sold by the Company.
     The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-139713) previously filed with the Securities and Exchange Commission (the “SEC”). The Company has filed a prospectus supplement, dated September 20, 2007, relating to the issuance and sale of the shares with the SEC.
     The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.
     In a press release issued on September 21, 2007, the Company announced the pricing of the Offering at a price to the public of $19.50 per share. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 20, 2007

99.1	Press release dated September 21, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2007	INTERMUNE, INC.
	By:	/s/ John C. Hodgman
John C. Hodgman
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 20, 2007

99.1	Press release dated September 21, 2007